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                                                                  Exhibit 23.3

                             HUNTLEY & HUNTLEY, INC.
                            GEOLOGISTS AND ENGINEERS

L.G. HUNTLEY 1912-1970          ESTABLISHED 1912          340 MANSFIELD AVENUE
J.R. WYLIE, JR. 1927-1974                                 PITTSBURGH, PA  15220
R.S. STEWART 1948-1988                                             ----
T. BARTHOLOMEW, II                                            AREA CODE 412
        1988-1994                                                920-0800
                                                                Fax Number
                                                              (412)380-4003





Mr. Richard E. Staedtler
Chief Financial Officer
Castle Energy Corporation
One Radnor Corporate Center, Suite 250
Radnor, PA   19087

Dear Mr. Staedtler:

       We hereby consent to the use of our name and reference to our report dated October 21, 1998 in the Form 10-K of Castle Energy Corporation for the year ended September 30, 1998.

                                                Sincerely,

                                                By:/s/KEITH N. MANGINI
                                                -----------------------------
                                                President
                                                December 3, 1999